FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2003

S1 CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-24931	58-2395199

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3500 Lenox Road, Suite 200, Atlanta, Georgia 30326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 923-3500

NOT APPLICABLE

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 PRESS RELEASE

ITEM 5.     OTHER EVENTS.

     S1 Corporation (“S1”) announced on April 4, 2003 that it’s annual meeting of shareholders will be held on Thursday, May 22, 2003 at 8:30 a.m. at S1’s corporate headquarters, located at 3500 Lenox Road, Atlanta, Georgia 30326. S1 issued a press release on April 4, 2003 describing the annual meeting, a copy of which is filed as Exhibit 99.1 hereto.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

	99.1	Press release dated April 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ Matthew Hale Matthew Hale Chief Financial Officer

Date: April 4, 2003